Prime Group Realty Trust Reports Second Quarter 2003 Results

    CHICAGO--(BUSINESS WIRE)--Aug. 7, 2003--Prime Group Realty Trust
(NYSE:PGE):

    Second Quarter 2003 Highlights

    GAAP loss per diluted share for the second quarter of 2003 was $0.12, as compared to a loss of $0.27 per diluted share for the second quarter of 2002.

    Funds from Operations ("FFO") for the second quarter of 2003 totaled $0.23 per diluted share, as compared to $0.29 per diluted share for the second quarter of 2002.

    The Company realized a "same-store" decrease in GAAP operating income of 22.9% and a "same-store" decrease in net operating income of 18.9% for the 9.4 million square feet of office and industrial properties that were owned during both the 2002 and 2003 second quarters, principally due to the decrease in revenue following the February 2003 termination of our leases with Arthur Andersen LLP, partially offset by related lease termination fee income.

    During the quarter, the Company renewed or extended 17 office leases totaling 179,916 square feet, expanded five office leases totaling 25,931 square feet, and signed five new office leases totaling 16,424 square feet.

    The Company executed several capital transactions during the quarter including:

    -- The sale of the National City Center office property in Cleveland, Ohio for $80.0 million.

    -- Repayment of $8.1 million of the mezzanine loan with Fleet National Bank from the proceeds of the sale of National City Center.

    -- Repayment of $7.6 million of one of the loans with Security Capital Preferred Growth ("SCPG") from the proceeds of the sale of National City Center.

    -- Exercising the Company's first extension option extending the maturity of the SCPG loans until January 12, 2004.

    Prime Group Realty Trust (NYSE:PGE) (the "Company") announced its results today for the quarter ended June 30, 2003. GAAP net loss available to common shareholders was $2.1 million or $0.12 per diluted share for the second quarter of 2003, as compared to the loss of $4.3 million or $0.27 per diluted share reported for the second quarter of 2002. The decrease in the loss of $0.15 per diluted share from the second quarter of 2002 resulted principally from an increase in income from property operations of $1.9 million or $0.12 per diluted share, an increase in lease termination income of $1.4 million or $0.09 per diluted share, a decrease in severance costs of $2.0 million or $0.13 per diluted share, a decrease in net income allocated to the Series A preferred shareholder of $1.1 million or $0.07 per diluted share (the shares were repurchased in July 2002), an increase in other income of $1.2 million or $0.08 per diluted share, a decrease in strategic alternatives costs of $0.2 million or $0.02 per diluted share, a decrease in loss on sale of non-operating properties of $0.6 million or $0.04 per diluted share, and an increase in discontinued operations of $2.9 million or $0.18 per diluted share. These increases were partially offset by an increase in depreciation and amortization of $2.4 million or $0.16 per diluted share, and an increase in interest expense of $6.0 million and an increase in amortization of deferred financing costs of $0.6 million or a total of $0.42 per diluted share.
    The lease termination income of $1.5 million or $0.09 per diluted share recognized for the second quarter of 2003 relates to the previously disclosed Arthur Andersen LLP ("Arthur Andersen") lease termination at the Company's 33 West Monroe Street property in February 2003. This pertains to certain cost savings related to the property that otherwise would have been passed on to Arthur Andersen. Arthur Andersen's rights to receive refunds of items such as this ceased as part of the termination agreement. In addition, other income for the quarter ended June 30, 2003 includes $1.6 million or $0.09 per diluted share representing the Company's 50% share of lease termination fee income recorded by the joint venture which owns the 77 West Wacker Drive property.
    The $6.0 million increase in interest expense for the second quarter 2003 was principally due to a $6.3 million decrease in capitalized interest from $7.2 million for the second quarter of 2002 to $0.9 million for the second quarter of 2003, and an increase in interest expense of $1.8 million representing interest on the Company's loans with Security Capital Preferred Growth ("SCPG") which were originated in July 2002. These increases were partially offset by a decrease in LIBOR rates for the Company's variable rate indebtedness, and decreases in interest on loans for One IBM Plaza due to the refinancing of these loans during the first quarter of 2003. In addition, amortization of deferred financing fees increased by $0.6 million principally as a result of reduced capitalization of these costs. As the Company has placed BOC in service, it now only capitalizes interest and amortization of deferred financing costs on those qualified expenditures associated with the percentage of the property which is vacant.
    FFO for the second quarter of 2003 totaled $0.23 per diluted share, as compared to $0.29 per diluted share for the second quarter of 2002. For the purposes of computing FFO per diluted share, the Company included outstanding common shares and common units in its operating partnership in arriving at weighted average shares of beneficial interest. FFO is a non-GAAP financial measure. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO and has included a reconciliation of this measure to GAAP net income (loss) with this press release.
    Revenue for the second quarter was $45.2 million, an 8.9% increase over second quarter 2002 revenue of $41.5 million. A large portion of the revenue increase for the quarter was due to BOC being placed in service in the fourth quarter of 2002, and an increase in lease termination fees of $1.4 million.
    "Same-store" operating income represents GAAP operating income from properties owned by the Company for the entire quarter for both of the quarters being compared. The Company realized a decrease in same-store operating income of $2.8 million or 22.9%. Same-store operating income decreased by 23.0% for the office portfolio and decreased by 21.3% for the industrial portfolio. The decrease in same-store operating income was principally due to a decrease in rental revenue at the Company's 33 West Monroe Street and One IBM Plaza properties as a result of the Arthur Andersen lease terminations at these properties which occurred during first quarter of 2003, partially offset by an increase in lease termination fee income.
    The Company realized a decline in same-store "net operating income" of $3.5 million or 18.9% for the 9.4 million square feet of office and industrial space owned during both the second quarter of 2003 and 2002. Same-store net operating income declined by 21.2% for the office portfolio and 3.3% for the industrial portfolio. The decrease in same-store net operating income was principally due to the termination of Arthur Andersen's lease and the resulting significant decrease in 2003 rental revenue from the Company's 33 West Monroe Street property. Same-store net operating income is a non-GAAP financial measure.
    In arriving at same-store net operating income, the Company has excluded lease termination fee income, depreciation and amortization and the effects of straight-line rent. The Company believes exclusion of these items provides investors a meaningful comparison of income generated by the Company's properties from quarter to quarter. A schedule has been included with this press release which reconciles same-store net operating income to GAAP operating income, the most directly comparable GAAP measure.

    Portfolio Occupancy Update

    In the second quarter of 2003, the Company renewed or extended 17 office leases totaling 179,916 rentable square feet, signed five new office leases totaling 16,424 rentable square feet and signed five lease expansions totaling 25,931 square feet. This includes a 11,199 square foot lease of retail space at BOC to Walgreen Co. for a term of 20 years with two ten-year extension options. Gross rental rates including and excluding straight-line rent were 27.4% and 3.0% higher respectively, than prior net rents in place.
    During the quarter, the Company's overall portfolio occupancy decreased to 77.4% from 77.7% at the end of the first quarter of 2003. Office portfolio occupancy increased to 76.1% from 75.1%, and industrial portfolio occupancy decreased to 79.9% from 83.0%.

    Company exits Cleveland and Uses Proceeds to Reduce Mezzanine
Indebtedness

    The Company sold its National City Center property in Cleveland, Ohio to an affiliate of National City Corporation for $80.0 million in June 2003. This sale was part of the Company's strategy of selling non-core assets, and assets located outside of the metropolitan Chicago area. The Company has previously disposed of its properties located in the Columbus, Ohio; Knoxville and Nashville, Tennessee; and Milwaukee, Wisconsin markets. All of the Company's remaining properties are located in the metropolitan Chicago area.
    The Company used $8.1 million of the net proceeds from the transaction to pay down a portion of its mezzanine loan with Fleet National Bank. The remaining $7.6 million of net proceeds, plus $0.2 million of additional funds from the Company, were used to pay down one of the loans with SCPG (including accrued interest of $1.7 million) and allowed the Company to exercise a 180-day extension option and extend the maturity dates of both of the SCPG loans until January 12, 2004.

    Chicago Vacancy Rates Show Signs of Stabilization

    According to CB Richard Ellis, the downtown Chicago office vacancy rate slightly increased during the quarter to 12.6%, from 12.5% at the end of the first quarter of 2003. Class A and B net absorption in the Central Business District was a negative 82,620 square feet for the quarter. The Chicago suburban office market vacancy rate remained stable at 19.4%. The Chicago industrial market ended the quarter with a vacancy rate of 9.3% down from 9.5% at the end of the first quarter of 2003.

    Indebtedness Update

    The Company's loans with SCPG totaling $42.0 million (including accrued interest of $2.0 million) at June 30, 2003, matures January 12, 2004 and is secured by certain equity interests of the Company's Operating Partnership in various properties. The terms of this debt provide for a 180-day extension period, at the Company's option, if aggregate outstanding principal is not greater than $25.0 million by December 13, 2003. Management is pursuing various capital transactions, which, if consummated in sufficient amounts, would enable the Company to repay the SCPG obligation or reduce the outstanding principal to a level which would allow the Company to elect an extension of the maturity date of its obligation to SCPG.
    Loans secured by the Company's BOC and 180 North LaSalle Street properties totaling $238.2 million and $60.0 million, respectively, also mature in January 2004. The BOC loans may be extended if certain leasing thresholds are met. At June 30, 2003, these had not been met.
    The Company's debt obligations require compliance with various financial covenants. The Company's ability to meet these covenants in the future is contingent on its ability to execute certain capital transactions and on its future financial results. In addition, if indebtedness maturing in January 2004 is not extended or refinanced, the lenders' default remedies, including the foreclosure upon the Company's pledges and mortgages of certain direct and indirect equity interests of its Operating Partnership in various properties, may hinder the Company's ability to meet financial loan covenants and could result in cross-defaults under certain of its other loans. Management is pursuing various capital transactions, which, if consummated in a timely manner and in sufficient amounts, would provide the necessary cash proceeds to repay part or all of the SCPG debt. In addition, management is pursuing transactions to refinance the BOC and 180 North LaSalle Street loans. If the necessary capital transactions are not consummated, the Company intends to seek extensions and modifications from the lenders.

    Conference Call Information

    Prime Group Realty Trust has scheduled a conference call for Thursday, August 7, 2003 at 12:00 p.m. (EST) to discuss Company results for the second quarter ended June 30, 2003. Investors and interested parties may listen to the call via a live webcast accessible on the Company's web site at www.pgrt.com. To listen, please register and download audio software on the site at least fifteen minutes prior to the start of the call. The webcast will be archived on the site until September 4, 2003.
    To participate via teleconference, please call 877-297-1612 at least five minutes prior to the beginning of the call. If you are calling from outside North America, please call 706-679-7562. A replay of the call will be available through August 14, 2003 by calling 800-642-1687 and referencing passcode 1633610. If calling outside of North America, please call 706-645-9291.
    In addition to the information provided in this press release, the Company publishes a quarterly "Supplemental Financial and Operating Statistics" package. The supplemental information package and the information contained in this press release can be found on the Company's web site under "Investor Information," and as part of a current report on Form 8-K furnished to the Securities and Exchange Commission.

    About the Company

    Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 14 office properties containing an aggregate of approximately 7.0 million net rentable square feet and 30 industrial properties containing an aggregate of approximately 3.9 million net rentable square feet. In addition, the Company owns 232.4 acres of developable land and joint venture interests in two office properties containing an aggregate of
1.3 million net rentable square feet.

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "will be", "believes", "expects", "anticipates" "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                   Three Months Ended
                                                         June 30
                                                     2003      2002
                                                   -------------------
Revenue:
Rental                                              $27,048   $24,384
Lease termination fees                                1,514        78
Tenant reimbursements                                14,608    14,279
Other property revenues                               1,191     1,411
Services Company revenue                                807     1,329
                                                   -------------------
Total revenue                                        45,168    41,481

Expenses:
Property operations                                  10,881    11,628
Real estate taxes                                    10,580     8,935
Depreciation and amortization                         9,963     7,524
General and administrative                            2,626     2,470
Services Company operations                             607       874
Severance costs                                           -     1,979
Strategic alternative costs                             420       651
                                                   -------------------
Total expenses                                       35,077    34,061
                                                   -------------------

Operating income                                     10,091     7,420
Other income                                          1,598       410
  Interest:
    Expense                                         (14,464)   (8,424)
    Amortization of deferred financing costs         (1,328)     (682)
                                                   -------------------
Loss from continuing operations before minority
 interests                                           (4,103)   (1,276)
Minority interests                                    2,238     1,876
                                                   -------------------
(Loss) income from continuing operations             (1,865)      600
Discontinued operations, net of minority interests
 of $(627) and $784 in 2003 and 2002, respectively    1,984      (903)
                                                   -------------------
Income (loss) before loss on sales of real estate       119      (303)
Loss on sales of non-operating properties, net of
 minority interests of $408 in 2002                       -      (580)
                                                   -------------------
Net income (loss)                                       119      (883)
Net income allocated to preferred shareholders       (2,250)   (3,380)
                                                   -------------------
Net loss available to common shareholders           $(2,131)  $(4,263)
                                                   ===================

Basic and diluted earnings available to common
 shares per weighted-average common share:
Loss from continuing operations, net of minority
 interests and the allocation of net income to
 preferred shareholders                              $(0.24)  $ (0.18)
Discontinued operations, net of minority interests 0.12 (0.06) Loss on sales of real estate, net of minority
 interests                                                -     (0.03)
                                                   -------------------
Net loss available per weighted-average common
 share of beneficial interest -basic and diluted    $ (0.12)   $(0.27)
                                                   ===================



   GAAP Reconciliation of Net Income (Loss) to Funds from Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                    Three Months Ended
                                                          June 30
                                                       2003     2002
                                                   -------------------
Net income (loss)                                       $119    $(883)
Adjustments to reconcile to Funds from Operations:
Real estate depreciation and  amortization             9,615    7,379
Amortization of costs for leases assumed                 748      157
Share of joint venture real estate depreciation and
  amortization                                           871      844
Loss on sale of operating property, net of minority
 interests                                                 -      580
Adjustments for discontinued operations:
    Real estate depreciation and  amortization             -    1,464
    Provision for impairment on operating real
     estate                                                -      566
    (Gain) loss on sale of discontinued operating
     property                                         (1,220)   3,812
    Minority interests                                   627     (784)
Minority interests                                    (2,238)  (1,876)
Income allocated to preferred shareholders            (2,250)  (3,380)
                                                   -------------------
Funds from Operations(1)                              $6,272   $7,879
                                                   ===================

FFO per common share of beneficial interest:
  Basic and Diluted                                    $0.23    $0.29
                                                   ===================

Weighted average shares of beneficial interest:
  Basic and Diluted                                   26,747   26,749
                                                   ===================


(1) Funds from Operations is a non-GAAP financial measure. Funds from Operations ("FFO") is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP") plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties (which we believe includes impairments on operating real estate), and after comparable adjustments for unconsolidated joint ventures and discontinued operations. Funds from Operations includes results from discontinued operations, including revenues, property operations expense, real estate taxes expense and interest expense. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

    The Company utilizes FFO as a performance measure. The Company believes that FFO provides useful information to investors regarding the Company's performance as FFO provides investors with additional means of comparing the Company's operating performance with the operating performance of its competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO.



                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)


                                                     Six Months Ended
                                                         June 30
                                                      2003      2002
                                                    ------------------
Revenue:
Rental                                              $53,266   $48,624
Lease termination fees                               31,226       745
Tenant reimbursements                                29,990    28,249
Other property revenues                               2,533     2,871
Services Company revenue                              1,465     2,760
                                                    ------------------
Total revenue                                       118,480    83,249

Expenses:
Property operations                                  22,616    22,421
Real estate taxes                                    20,760    18,345
Depreciation and amortization                        19,445    14,691
General and administrative                            4,946     4,445
Services Company operations                           1,167     2,009
Provision for asset impairment                            -     5,171
Severance costs                                           -     1,979
Strategic alternative costs                             473       913
                                                    ------------------
Total expenses                                       69,407    69,974
                                                    ------------------

Operating income                                     49,073    13,275
Other income                                          2,094     1,247
  Interest:
    Expense                                         (29,763)  (17,085)
    Amortization of deferred financing costs         (2,950)   (1,376)
                                                    ------------------
Income (loss) from continuing operations before
 minority interests                                  18,454    (3,939)
Minority interests                                   (6,120)    5,461
                                                    ------------------
Income from continuing operations                    12,334     1,522
Discontinued operations, net of minority interests
 of $(1,101) and $13,666 in 2003 and 2002,
 respectively                                         2,656   (19,617)
                                                    ------------------
Income (loss) before loss on sales of real estate 14,990 (18,095) Loss on sales of non-operating properties, net of
 minority interests of $626 in 2002                       -      (895)
                                                    ------------------
Net income (loss)                                    14,990   (18,990)
Net income allocated to preferred shareholders       (4,500)   (6,579)
                                                    ------------------
Net income (loss) available to common shareholders  $10,490  $(25,569)
                                                    ==================

Basic and diluted earnings available to common
 shares per weighted-average common share:
Income (loss) from continuing operations, net of
 minority interests and the allocation of net income
 to preferred shareholders                           $ 0.47    $(0.32)
Discontinued operations, net of minority interests 0.16 (1.25) Loss on sales of real estate, net of minority
 interests                                                -     (0.06)
                                                    ------------------
Net income (loss) available per weighted-average
 common share of beneficial interest -basic and
 diluted                                             $ 0.63    $(1.63)
                                                    ==================



   GAAP Reconciliation of Net Income (Loss) to Funds from Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)


                                                     Six Months Ended
                                                         June 30
                                                      2003     2002
                                                   -------------------

Net income (loss)                                    $14,990 $(18,990)
Adjustments to reconcile to Funds from Operations:
Real estate depreciation and  amortization            18,736   14,413
Amortization of costs for leases assumed               1,068      320
Share of joint venture real estate depreciation and
  amortization                                         1,725    1,687
Loss on sale of operating property, net of minority
 interests                                                 -      687
Adjustments for discontinued operations:
    Real estate depreciation and  amortization           555    3,885
    Provision for impairment on operating real
     estate                                                -   34,200
    (Gain)loss on sale of operating real estate       (1,220)   3,812
    Minority interests                                 1,101  (13,666)
Minority interests                                     6,120   (5,461)
Income allocated to preferred shareholders            (4,500)  (6,579)
                                                   -------------------
Funds from Operations(1)                             $38,575  $14,308
                                                   ===================

FFO per common share of beneficial interest:
  Basic and Diluted                                    $1.44    $0.54
                                                   ===================

Weighted average shares of beneficial interest:
  Basic and Diluted                                   26,747   26,631
                                                   ===================


(1) Funds from Operations is a non-GAAP financial measure. Funds from Operations ("FFO") is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP") plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties (which we believe includes impairments on operating real estate), and after comparable adjustments for unconsolidated joint ventures and discontinued operations. Funds from Operations includes results from discontinued operations, including revenues, property operations expense, real estate taxes expense and interest expense. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

    The Company utilizes FFO as a performance measure. The Company believes that FFO provides useful information to investors regarding the Company's performance as FFO provides investors with additional means of comparing the Company's operating performance with the operating performance of its competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO.



                      Consolidated Balance Sheets
                  (000's omitted, except share data)
                              (Unaudited)

                                                 June 30   December 31
                                                   2003        2002
                                               -----------------------
Assets
Real estate, at cost:
 Land                                            $169,188    $183,891
 Building and improvements                        952,973   1,032,669
 Tenant improvements                              110,572     111,547
 Furniture, fixtures and equipment                 10,265      10,218
                                               -----------------------
                                                1,242,998   1,338,325
 Accumulated depreciation                        (118,605)   (110,387)
                                               -----------------------
                                                1,124,393   1,227,938
 Property held for development                     22,568      20,158
                                               -----------------------
                                                1,146,961   1,248,096

Investments in unconsolidated entities              1,239       1,440
Cash and cash equivalents                           8,686      15,800
Receivables, net of allowance of $2,243 and
 $1,867 at June 30, 2003 and
 December 31, 2002, respectively:
   Tenant                                           1,939       1,595
   Deferred rent                                   21,799      22,351
   Other                                              262       2,453
Restricted cash escrows                            83,329      58,933
Deferred costs, net                                52,801      53,943
Other                                               3,596       3,987
                                               -----------------------
Total assets                                   $1,320,612  $1,408,598
                                               =======================

Liabilities and Shareholders' Equity
Mortgages and notes payable                      $590,600    $671,340
Bonds payable                                      24,900      24,900
Construction financing                            238,171     208,198
Accrued interest payable                            6,548      21,818
Accrued real estate taxes                          40,982      36,642
Accrued tenant improvement allowances              22,185      33,172
Accounts payable and accrued expenses              19,119      16,981
Construction costs payable, including retention
 of $2,495 and $5,034 at June 30, 2003 and
 December 31, 2002, respectively                    7,804      12,896
Liabilities for leases assumed                     16,771      21,692
Deficit investment in unconsolidated entity         3,290       4,223
Other                                               8,807      10,654
                                               -----------------------
Total liabilities                                 979,177   1,062,516
Minority interests:
 Operating Partnership                             29,047      98,643
 Other                                                  -       2,000
Shareholders' equity:
 Preferred Shares, $0.01 par value; 30,000,000
  shares authorized:
   Series B - Cumulative Redeemable Preferred
    Shares, 4,000,000 shares designated, issued
    and outstanding at June 30, 2003 and
    December 31, 2002                                  40          40
 Common Shares, $0.01 par value; 100,000,000
  shares authorized; 23,670,522 and
  15,689,623 shares issued and outstanding
  at June 30, 2003 and December 31, 2002,
  respectively                                        236         157
 Additional paid-in capital                       381,252     330,327
 Accumulated other comprehensive loss              (5,053)     (6,008)
 Distributions in excess of earnings              (64,087)    (79,077)
                                               -----------------------
Total shareholders' equity                        312,388     245,439
                                               -----------------------
Total liabilities and shareholders' equity     $1,320,612  $1,408,598
                                               =======================



       GAAP Reconciliation of Operating Income to Same-Store Net
                           Operating Income
                              (Unaudited)

                             Three months ended June 30, 2003
                     -------------------------------------------------
                                           Total   Corporate/
                                        Same-store  Operating
                      Office Industrial Properties Partnership Total
                     -------------------------------------------------
                                 (dollars in thousands)

Operating income
 (loss)              $12,629       $868    $13,497    $(3,406)$10,091

  Properties not
   held in both
   periods            (3,931)         -     (3,931)         -  (3,931)
                     -------------------------------------------------

Same-store operating
 income (loss)         8,698        868      9,566     (3,406)  6,160

Less:
  Lease termination
   fees               (1,514)         -     (1,514)         -  (1,514)
  Services Company
   revenues                -          -          -       (807)   (807)
  Real estate taxes        -          -          -        148     148
  Depreciation and
   amortization        5,848      1,491      7,339        412   7,751
  General and
   administrative          -          -          -      2,626   2,626
  Services Company
   operations              -          -          -        607     607
  Strategic
   alternative
   costs                   -          -          -        420     420
  Straight-line rent
   adjustment           (394)       (51)      (445)         -    (445)
                     -------------------------------------------------

Same-store net
 operating income(1) $12,638     $2,308    $14,946         $- $14,946
                     =================================================


                             Three months ended June 30, 2002
                     -------------------------------------------------
                                           Total   Corporate/
                                        Same-store  Operating
                      Office Industrial Properties Partnership Total
                     -------------------------------------------------
                                 (dollars in thousands)

Operating income
 (loss)              $11,159     $1,103    $12,262    $(4,842) $7,420

  Properties not
   held in both
   periods               143          -        143          -     143
                     -------------------------------------------------

Same-store operating
 income (loss)        11,302      1,103     12,405     (4,842)  7,563

Less:
  Lease termination
   fees                  (78)         -        (78)         -     (78)
  Services Company
   revenues                -          -          -     (1,329) (1,329)
  Depreciation and
   amortization        5,887      1,440      7,327        197   7,524
  General and
   administrative          -          -          -      2,470   2,470
  Severance costs          -          -          -      1,979   1,979
  Services Company
   operations              -          -          -        874     874
  Strategic
   alternative
   costs                   -          -          -        651     651
  Straight-line
   rent
   adjustment         (1,064)      (157)    (1,221)         -  (1,221)
                     -------------------------------------------------

Same-store net
 operating income    $16,047     $2,386    $18,433         $- $18,433
                     =================================================


Percentage increase
 (decrease):
  Same-store
   operating
   income              (23.0)%    (21.3)%    (22.9)%
                     ==============================

  Same-store net
   operating
   income              (21.2)%     (3.3)%    (18.9)%
                     ==============================

(1) Same-store net operating income is a non-GAAP financial measure. The Company computes same-store net operating income by excluding lease termination fee income, depreciation and amortization, and the effects of corporate changes and straight-line rent from same-store net operating income, which is derived by excluding GAAP results attributable to properties not held in both periods presented for comparison from GAAP operating income (loss). The Company believes that the exclusion of the items described above from same-store net operating income provides investors with a meaningful comparison of income generated by the Company's properties from quarter to quarter. The Company believes that operating income is the most directly comparable GAAP financial measure to same-store net operating income.


Leasing Activity Summary(1)
June 30, 2003

New Leasing By Quarter
SECOND QUARTER 2003 Downtown  Suburban     Total Industrial     Total
NEW LEASING           Office    Office    Office            Portfolio
                  ----------------------------------------------------
  3/31/2003 Net
   Rentable(1)     6,279,163 1,685,719 7,964,882 3,874,712 11,839,594

  6/30/2003 Net
   Rentable(1)     6,289,718 1,687,169 7,976,887 3,874,712 11,851,599

  3/31/2003
   Occupied SF     4,549,614 1,432,158 5,981,772 3,214,979  9,196,751
  3/31/2003
   Occupied %          72.5%     85.0%     75.1%     83.0%      77.7%
    Number of
     New Leases
     Commencing            4         2         6         -          6
    SF of New
     Leasing
     Commencing      281,146    12,828   293,974         -    293,974
    Number of
     Expansions
     Commencing            4         1         5         -          5
    SF of
     Expansions
     Commencing       19,111      6,961     26,072         -  26,072
    Number of
     Move Outs            13          2         15         1      16
    SF of
     Move Outs       185,304     12,298    197,602   120,004 317,606
    Number of
     Lease
     Terminations          2          3          5         -       5
    SF of Lease
     Terminations     17,580     14,281     31,861         -  31,861
  6/30/2003
   Occupied SF     4,646,987 1,425,368 6,072,355 3,094,975  9,167,330
  6/30/2003
   Occupied %          73.9%     84.5%     76.1%     79.9%      77.4%


Renewal Leasing by Quarter
SECOND QUARTER 2003 Downtown  Suburban     Total Industrial     Total
RENEWAL LEASING(2)    Office    Office    Office            Portfolio
                  ----------------------------------------------------
  Number of Renewals      13         1        14         -         14
  SF up for
   Renewal(3)        241,165    15,513   256,678   120,004     376,682
  SF of Leases
   Renewed            55,861     3,215    59,076         -      59,076
  Renewal
   Percentage          23.2%     20.7%     23.0%         -       15.7%
  Old Rental Rate
   Including
   Straight-Line
   Rent(4)            $24.47    $27.34    $24.62        $-     $24.62
  New Rental Rate
   Including
   Straight-Line
   Rent(4)            $31.93    $21.56    $31.36        $-     $31.36
  Percentage Change
   in Rental Rate      30.5%   (21.1)%     27.4%         -      27.4%
  Old Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $28.90    $27.83    $28.84        $-     $28.84
  New Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $30.09    $22.97    $29.70        $-     $29.70
  Percentage Change
   in Rental Rate       4.1%   (17.5)%      3.0%         -       3.0%

(1) 3/31/03 & 6/30/03 Downtown Office totals include 77 West Wacker, but exclude National City Center, which was sold on June 18, 2003.
(2) Renewals exclude lease terms less than 36 months.
(3) SF up for Renewal excludes tenants in bankruptcy and lease terminations.
(4) Old and New Rental rates including Straight-Line Rent refer to the average gross rental rate over the term of the old lease and the lease renewal, respectively.
(5) Old and New Rental rates excluding Straight-Line Rent refer to the gross rental rate in place at the expiration date of the old lease and the gross rental rate at the commencement date of the new lease, respectively.


Leasing Activity Summary(1)
June 30, 2003

New Leasing Year-to-Date
2003 NEW LEASING    Downtown  Suburban     Total Industrial     Total
                      Office    Office    Office            Portfolio
                  ----------------------------------------------------
  12/31/2002 Net
   Rentable(1)     6,274,575 1,686,176 7,960,751 3,874,712 11,835,463
  6/30/2003 Net
   Rentable(1)     6,289,718 1,687,169 7,976,887 3,874,712 11,851,599

  12/31/2002
   Occupied SF     4,461,991 1,425,770 5,887,761 3,270,585  9,158,346
  12/31/2002
   Occupied %          71.1%     84.6%     74.0%     84.4%      77.4%
    Number of
     New Leases
     Commencing           14         3        17         -         17
    SF of New
     Leasing
     Commencing    1,079,448    14,201 1,093,649         -  1,093,649
    Number of
     Expansions
     Commencing            9         3        12         -         12
    SF of
     Expansions
     Commencing       25,599    15,082    40,681         -     40,681
    Number of
     Move Outs            19         3        22         3         25
    SF of Move
     Outs            236,671    14,640   251,311   175,610    426,921
    Number of
     Lease
     Terminations          6         4        10         -         10
    SF of Lease
     Terminations    683,380    15,045   698,425         -    698,425
  6/30/2003
   Occupied SF     4,646,987 1,425,368 6,072,355 3,094,975  9,167,330
  6/30/2003
   Occupied %          73.9%     84.5%     76.1%     79.9%      77.4%



Renewal Year-to-Date
2003 RENEWAL
 LEASING(2)         Downtown  Suburban     Total Industrial     Total
                      Office    Office    Office            Portfolio
                  ----------------------------------------------------
  Number of
   Renewals               18         3        21         -         21
  SF up for
   Renewal(3)        303,255    24,362   327,617   175,610     503,227
  SF of Leases
   Renewed            66,584     9,722    76,306         -      76,306
  Renewal
   Percentage          22.0%     39.9%     23.3%         -       15.2%
  Old Rental Rate
   Including
   Straight-Line
   Rent(4)            $23.07    $26.32    $23.49        $-     $23.49
  New Rental Rate
   Including
   Straight-Line
   Rent(4)            $31.55    $24.69    $30.68        $-     $30.68
  Percentage Change
   in Rental Rate      36.7%    (6.2)%     30.6%         -      30.6%
  Old Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $28.80    $26.80    $28.55        $-     $28.55
  New Rental Rate
   Excluding
   Straight-Line
   Rent(5)            $29.85    $24.83    $29.21        $-     $29.21
  Percentage Change
   in Rental Rate       3.6%    (7.4)%      2.3%         -       2.3%

(1) 12/31/02 & 6/30/03 Downtown Office totals include 77 West Wacker, but exclude National City Center, which was sold on June 18, 2003.
(2) Renewals exclude lease terms less than 36 months.
(3) SF up for Renewal excludes tenants in bankruptcy and lease terminations.
(4) Old and New Rental rates including Straight-Line Rent refer to the average gross rental rate over the term of the old lease and the lease renewal, respectively.
(5) Old and New Rental rates excluding Straight-Line Rent refer to the gross rental rate in place at the expiration date of the old lease and the gross rental rate at the commencement date of the new lease, respectively.

    CONTACT: Prime Group Realty Trust
             Stephen J. Nardi or Louis G. Conforti, 312-917-1300